Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Stockholders and Board of Directors

SB One Bancorp

Paramus, New Jersey

We hereby consent to the use in this Registration Statement of our reports dated March 10, 2020, relating to the consolidated financial statements, and the effectiveness of SB One Bancorp’s internal control over financial reporting, which are contained in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ BDO USA, LLP

New York, New York

April 24, 2020